Exhibit 99.1

FOR IMMEDIATE RELEASE

November 1, 2022

Jefferies Announces Completion of Merger of Jefferies Group LLC
with and into Jefferies Financial Group Inc.

NEW YORK--(BUSINESS WIRE)-- Jefferies Financial Group Inc. (NYSE: JEF, “Jefferies”) announced today that it has completed the merger of its wholly owned subsidiary, Jefferies Group LLC (“Jefferies Group”), with and into Jefferies to streamline and simplify its corporate structure.  This merger will, among other things, eliminate the requirement for two sets of Form 10-Qs, Form 10-Ks, and other duplicative processes, and result in Jefferies assuming all of the assets and liabilities of Jefferies Group.

About Jefferies

Jefferies is the largest independent, global, full-service investment banking firm headquartered in the U.S. Focused on serving clients for 60 years, Jefferies is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, advisory, sales and trading, research and wealth management services across all products in the Americas, Europe and Asia. Jefferies’ Leucadia Asset Management division is a growing alternative asset management platform.

Contacts
For further information, please contact:

Jefferies Financial Group Inc.:
Jonathan Freedman (212) 778-8913
MediaContact@Jefferies.com